Exhibit 99.2

RigNet

SPECIAL MEETING OF RIGNET, INC.

Date: TBD, 2021
Time: TBD (Central Time)
Place: Special Meeting to be held live via the Internet - please visit www.proxydocs.com/RNET for more details.

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2, and 3

	For	Against	Abstain	Directors Recommend
1: *Adoption of the Merger Agreement.* To consider and vote on the merger proposal	☐	☐	☐	For
2: *Approval, on an Advisory Non-Binding Basis, of Certain Merger-Related Compensatory Arrangements with RigNet's Named Executive Officers.* To consider and vote on the compensation proposal; and	☐	☐	☐	For
3: *Adjournment of the RigNet Special Meeting.* To consider and vote on the adjournment proposal.	☐	☐	☐	For
4: Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.				

TO ATTEND the Special Meeting of RigNet, Inc., please visit www.proxydocs.com/RNET for virtual meeting registration details. The control number located in the shaded gray box will be required to register.

Authorized Signatures - This section must be completed for your Instructions to be executed.

__________________ Please Sign Here   ______________ Please Date Above

__________________ Please Sign Here   ______________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

RigNet

Special Meeting of RigNet, Inc.
to be held on TBD, 2021
for Holders as of TBD, 2021

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/RNET
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-390-5402
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Lee Ahlstrom and Brad Eastman, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of RigNet, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

PROXY TABULATOR FOR

RIGNET, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.Proxy RigNet, Inc. Special Meeting of Stockholders TBD, 2021, TBD (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Lee Ahlstrom and Brad Eastman (the Named Proxies) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of RigNet, Inc. a Delaware corporation (the Company), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at live via the Internet on TBD, 2021 at TBD CT and all adjournments thereof.The purpose of the Special Meeting is to take action on the following: 1: Adoption of the Merger Agreement. To consider and vote on the merger proposal; 2: Approval, on an Advisory Non-Binding Basis, of Certain Merger-Related Compensatory Arrangements with RigNets Named Executive Officers. To consider and vote on the compensation proposal; 3: Adjournment of the RigNet Special Meeting. To consider and vote on the at adjournment proposal; and the 4: Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. perforation The Board of Directors of the Company recommends a vote FOR each proposal. This proxy, when properly executed, will be voted in the manner directed return herein. If no direction is made, this proxy will be voted FOR each proposal. just In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any this adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in in accordance with the Board of Directors recommendation. The Named the Proxies cannot vote your shares unless you sign and return this card.